Exhibit 10.22
(ENGLISH TRANSLATION)
EDUARDO A. DIAZ. CERTIFIED NOTARY PUBLIC.
MORTGAGE. PILAGÁ S.R.L. to GALICIA WARRANTS S.A.
DEED NUMBER TWO HUNDRED EIGHTY FOUR. In the City of Buenos Aires, Argentine Republic, on this eighth day of July, 2009, before me, Certified Notary Public, appear: Mr. Mariano BOSCH, Identity Document Number (DNI) 21.155.420, married, domiciled at Leandro N. Alem 928,piso 7, oficina 721, ciudad de Buenos Aires and Mr. Guillermo Juan PANDO, Identity Document Number (LE) 7.374.031, married, domiciled at Teniente General Juan D. Perón 456, piso 3, oficina 316, ciudad de Buenos Aires, both of age, and personally known unto me, I attest. Mariano Bosch is acting in his capacity as President of PILAGÁ S.R.L. Management, CUIT (Company’s identification number for tax purposes) 30-50689859-1, domiciled at Leandro N. Alem 928, piso 7, oficina 721, Ciudad de Buenos Aires, organized as an Argentine “Sociedad Anónima” (similar to a Corporation) and re-registered as an Argentine “Sociedad de Responsabilidad Limitada” (similar to a Limited Liability Company) with the Public Registry of Commerce (Registro Público de Comercio) on June 13th, 2007 under entry number 5,032 of the Limited Liability Companies Book No. 126. Mariano Bosch states his appointment is in full force and effect and provides the following evidence thereof: (i) the notarially recorded instrument registering the spin-off, the capital stock reduction, the amendment of the Articles of Association and the appointment for the position before mentioned. The Instrument was executed by Enrique Maschwitz (s) on folio 5448, of Registry No. 359 of the City of Buenos Aires, filed with the Public Registry of Commerce on November 5th, 2008 under entry No. 11,514, Limited Liability Companies Book No. 130; (ii) the Minutes of the Meeting of Members held on January 16th, 2009 where the appointment and confirmation of Managers is recorded on the addition to the instrument above mentioned, which was filed in the Public Registry of Commerce on February 18th, 2009 under entry No. 1,268, Limited Liability Companies Book No. 130; (iii) Minutes of the Meeting of Members and Management Meetings held on May 30th, 2009, where the current members of the management were appointed and (iv) record of the Special Meeting of Members No. 10 dated July 6th, 2009, which was specially held for this appointment. I hereby attach copy of the documentation above mentioned. Guillermo Juan Pando is acting in his capacity as President of the Board of Directors of GALICIA

WARRANTS S.A., CUIT No. 30-66184009-5, domiciled at Teniente General Juan D. Perón 456, piso 3, oficina 316, Ciudad de Buenos Aires, incorporated by notarially recorded instrument No. 250 dated April 23rd, 1993, executed by Enrique Fernández Moujan on folio 825 of record 284 of the City of Buenos Aires, filed with the Public Registry of Commerce on May 13th, 1993 under entry No. 3929, Book of Corporations No. 112, volume A and a copy of said Instrument is attached to folio 958, of the Notarial Records Book of this Registry of the year 2008. Guillermo Juan Pando evidences the appointment mentioned, which he states is in full force and effect, and the authorization for the act performed herein with the records of Annual Meetings of Shareholders and Board of Directors Meetings I attach hereto. Acting in the capacities mentioned they state as follows: FIRST: By means of Deed No. 960 dated on this day and executed by Raúl Luis Arcondo on folio 3191 of Registry No. 1521 of the City of Buenos Aires, Galicia Warrants S.A. sold Pilagrá S.R.L. a piece of real estate which, according to its title is a portion of a bigger land surface composed of two portions of fields recorded under drawing No. 1807 and according to plats issued by a surveyor, Mr. Mario R. Reynoso filed with the Registry of Property Assessment of Entre Ríos Province, San Salvador Division, Arroyo Grande District, San Salvador communal land, industrial area, farmhouses area, concessions No. 216 and 217, lot domicile: Boulevard Concordia, located 460.30 meters from public street and 409.50 meters from public street. It’s total land surface is 4 hectares, 79 areas and 17 centiares and has the following borders and boundaries: North East: 1-2 Line to the South: 44º 16 ´; East: 458 meters 90 centimeters, adjoining Molinos Ala S.A.; Southeast: 2-3 Line to the South: 44º 21`; West: 98 meters 90 centimeters, border line with Railway of the Train Line Ferrocarril Nacional General Urquiza; Southeast: Line 3-4 to the North 45º 39`; West 458 meters 75 centimeters, adjoining border with Clodomiro Inocencio Blanc; northeast: 4-1 Line to the North 44º 21`; East 110 meters adjoining border with Boulevard Concordia. The sale was closed for one million, eight hundred twenty- three thousand, two hundred twenty six US Dollars each, including, each of them, an annual interest rate of one percent on remaining balances. The first installment will be due on June 5th, 2010 and the remaining installments shall be paid on the fifth day of June of the pertinent year. SECOND: Galicia Warrants S.A. issued invoice Number 0001-00007819 dated on this day for the sale made to Pilagá S.R.L of the piece of property, plant and equipment which are part of a silos facility located in San Salvador, Entre Rios province, for a net amount (free from added value tax) of twelve million, nine hundred seventeen thousand five hundred fifty five argentine pesos and sixty seven argentine cents which are equal to three million three hundred eighty five thousand nine hundred and one US dollars which will be paid in ten equal annual and consecutive installments of three hundred fifty seven thousand US dollars each and will be due on the fifth day of June of the pertinent year. The first installment shall be due the fifth of June, 2010. The amount of each installment includes an annual interest rate of one percent on accumulated remaining balances on the purchase price of the property, plant and equipment. It is hereby stated that the invoice was issued in Argentine pesos for the sole purpose of complying with regulations in force. The sale of the piece of real estate described in the FIRST section of this deed and the sale of the silos facility as described herein above are subject to the approval of the Antitrust National Board (Comisión Nacional de Defensa de la Competencia, CNDC) and the Secretary of Domestic Trade (Secretaría de Comercio Interior, SCI). THIRD: In both cases, the parties agreed as follows: A) All payments shall be made or fulfilled upon their due date by electronic banking transfer to the account that Galicia Warrants S.A. determines in writing at least five business days prior to the pertinent due date. All payments shall be performed pursuant to the legislation in force. In case any amount were payable on a non-business day, such payment shall be made on the immediate following business day. Added value tax for interests related to funding shall always be at the expense of Pilagá S.R.L. B) all payment obligations derived from the purchase agreements described in sections FIRST and SECOND herein shall be made in available US Dollars without restrictions from the Argentine Government. Therefore, Pilagá S.R.L. expressly acknowledges and accepts that an essential condition of the agreements entered into is that all payments made in relation to the Price, as well as any payment made in relation to possible compensatory or punitive interests, costs, expenses or any other amount payable to Galicia Warrants S.A. in relation to the purchase and sale agreements described in sections FIRST and SECOND of this deed shall be paid in US dollars, expressly waiving to invoke the unforeseeable and exceptional loss doctrine or any other similar doctrine in order to plead supervening burden in relation to the payment. In case that, on any of the due dates, there were legal restrictions prohibiting the performance of legal acts in foreign currency or there were restrictions making impossible the free access to the Argentine exchange market, Pilagá S.R.L. shall all the same pay the Price and any other due amount related to the purchase agreements described in sections FIRST and SECOND herein, obtaining them by means of any of the possibilities described in the following section “C”. C) Currency. 1. Regarding the provision of subsection B) above, in case that, on any of the due dates, there were legal restrictions prohibiting the performance of legal acts in foreign currency in the Argentine exchange market, Pilagá S.R.L. shall all the same pay the Price in US Dollars, by applying any of the following methods, at the discretion of Galicia Warrants S.A.: 1 (a) Use Argentine Pesos (or the currency in force at that moment in the Argentine Republic) to buy any type of debt or equity securities in US Dollars and transfer and sell them in US Dollars to a foreign country for an amount that, after being settled in the foreign exchange market and after the corresponding taxes, costs, commissions and expenses have been deducted, the final net value in US Dollars be equal to the amount due for the purchase agreements described in the first and second sections of this Deed; or 1. (b). Pay with any debt or equity security in US Dollars, after receiving Galicia Warrants S.A. written consent thereon, and bearing a US Dollar quotation in foreign countries and for an amount that, after the corresponding taxes, costs, commissions and expenses have been deducted and liquidated by Galicia Warrants S.A. in a foreign market according to the market prices and conditions, the final net value in US Dollars be equal to the amount due in USD for the purchase agreements described in sections first and second of this Deed; or 1. (c). If there were legal restrictions in the Argentine Republic prohibiting Pilagá S.R.L. from performing the options mentioned in the two previous subsections or, in case such options becomes more onerous than the option to be described herein below, PILAGÁ S.R.L. may pay with Argentine Pesos (or the currency in force at that moment in the Argentine Republic) to Galicia Warrants S.A. On the pertinent due date, the amount of Argentine Pesos mentioned shall be enough, after the deduction of the corresponding taxes, costs, commissions and expenses, to buy the total amount of US Dollars owed by Pilagá S.R.L. for the purchase agreements described in sections FIRST and SECOND herein, according to the exchange rate published by Citibank N.A., New York, United States of America, to buy US Dollars with Argentine Pesos in the City of New York at 12 (twelve) o clock (New York time) on the due date; or 1. (d). Use any other current method available in the Argentine Republic or in a foreign country, in any of the due dates of the purchase agreements set forth in sections first and second herein, to buy US Dollars. 2. It is hereby expressly stated that in any of the options detailed in subsections 1 (a) and 1(d), the amounts due by Pilagá S.R.L. will only be considered as settled and as valid payment only when the pertinent due amounts related to the purchase agreements set forth in sections first and second of this deed are effectively deposited in Galicia Warrants S.A. banking account. 3. Any expenses, costs, commissions, fees and taxes payable in relation to the proceedings established in subsections 1(a) to 1 (d) herein above shall be paid by Pilagá S.R.L. FOURTH: As guarantee for the fulfillment of Pilagá S.R.L. obligations and of all payments due by Pilagá S.R.L. of the amounts set forth by deed No. 960 dated this day and by invoice No. 0001-00007819 issued by Galicia Warrants S.A. dated this day, as described in the sections and subsections above, plus any interest or expense due, Pilagá S.R.L create a first mortgage on the piece of real estate mentioned in the first section of this deed, in favor of Galicia Warrants S.A. for an amount of five million, five hundred thousand US Dollars, plus interests and legal and agreed upon expenses in compliance with section 3111 of the Argentine Civil Code. The piece of real estate above mentioned includes everything that is fixed thereto, in any manner, or planted in the ground, and any improvements already made or to be made in the future. Real estate tax: the piece of real estate is registered in a bigger extension (50 hectares, 25 areas, 70 centiare) under real estate record 17-033425-4. The plot of land being transferred is registered under real estate record number 150592 and it belongs to Pilagá S.R.L. for the purchase made to Galicia Warrants S.A. by the Deed mentioned in section first stated herein. Galicia Warrants S.A. was the owner of the plot of land above mentioned as recorded by Deed No. 3 dated January 6th, 1998 recorded by Maria Delfina de Santiago Macdonald on folio 10 of Registry 36 in Concordia, Entre Rios province, recorded with the Public Registry of Colón, Entre Rios province on February 10th, 1998, Record Number 434, real estate registration number 119.869, urban division. The certificates issued by the Public Registry of Colón, Entre Ríos province under certificate number 3.191 dates June 19th, 2009 evidence that mortgagor is not restrained from disposing of its property and that the title to the piece of real estate mentioned above is free from any lien, encumbrance, restriction or prohibition. For registering and accounting purposes only, the parties agree this agreement shall amount to 20,982,500 Argentine Pesos at rate of ARS 3.815 per US Dollar Bill in accordance with Banco de la Nación Argentina sell price quotation on the previous business day to this date. Mortgagor states that it is in possession of the mortgaged property by the transfer of physical possession made today and that such piece of real estate is free from occupants. Mortgagor accepts the creation of the mortgage.
FIFTH. Obligations and prohibitions: During the life of the mortgage in favor of Galicia Warrants S.A., mortgagor undertakes: a) not to create any other lien on the piece of real estate, not to lease it and not to grant it under a gratuitous bailment (except as long as the last two situations exist as a consequence of the usual and normal operating procedures conducted in the mortgaged property or that the gratuitous bailment is granted to a controlling company, controlled company or company under common control of Pilagá S.R.L.), not to transfer the piece of real estate in whole or in part, not to enter into other agreements in relation to the mortgaged property that may imply any restriction, not to allow a lien by a third party on the mortgaged property, not to acknowledge any kind of restriction on the property and not to perform any other act or event of material or legal disposal not described herein with the purpose or consequence of diminishing the mortgage stated in this document, without the written consent of Galicia Warrants S.A.; b) to maintain the mortgaged property in good preservation condition without performing or allowing the performance or execution of acts or agreements which may damage the property or its value; c) Not to make any alteration or detriment that diminish or may diminish the value of the mortgage according to Galicia Warrants S.A. sole discretion; d) not to modify the use of the piece of real estate; e) to release any attachments or other precautionary measures imposed on the piece of real estate in the first available procedural opportunity; e) to allow Galicia Warrants S.A. to visit or examine the piece of real estate at any time; f) to comply with the payment of taxes, charges and contributions as well as of all other charges of any nature that may levy or affect the mortgaged property. Such payments must be complied with on due time; g) to have the buildings existing in the piece of real estate insured against fire and other operative risks and to endorse the policy for the benefit of Galicia Warrants S.A.; h) to show to Galicia Warrants S.A., upon the first requirement, the receipts evidencing the compliance of the abovementioned obligations. Upon default of mortgagor to comply with any of those obligations, the agreed term shall expire without any court or out-of-court order and Galicia Warrants S.A. may act as agreed in the following clauses of this notarially recorded instrument. SIXTH. Automatic Default: Lack of payment on due time and manner or non-compliance with the obligations by mortgagor undertaken in this notarially recorded instrument and in the purchases described in sections First and Second herein shall cause the default by operation of law and originate the automatic termination of the agreed terms without any prior court or out-of-court order being necessary. The following situations are also considered as events of default: a) the filing by mortgagor for bankruptcy proceedings or its filing by third parties or filing for reorganization proceedings, and/or b) the drafting of a pre-reorganization proceeding by some or all the creditors of mortgagor and/or c) if at any time during the life of this mortgage a legal proceeding is commenced by which the right of Galicia Warrants S.A. on the property arising form the mortgage created hereby may be significantly affected, and/or d) if the property mortgaged hereby is so deteriorated that does not successfully meet the obligations of mortgagor provided mortgagor does not replace the diminished guarantee by the deterioration or reinforce it or pay in cash an amount representing the deterioration of the property within a fifteen-day period as from the date of notice served by Galicia Warrants S.A. for such purpose. SEVENTH. Expiration of terms. Any delay in the compliance with any of the obligations undertaken by mortgagor under this notarially recorded instrument and purchases described in Sections First and Second herein, specially upon default of payment on due time or the occurrence of any of the events stated in FIFTH and TWELFTH of this notarially recorded instrument shall entitle Galicia Warrants S.A. to state the expiration of all terms and, therefore, to request the immediate and complete payment of all due amounts and the estimation of all compensatory and punitive interests agreed until the total payment is made on the outstanding due amounts plus interests, court costs and expenses which may arise from the proceeding. EIGHTH. Punitive interests. In the event of delay or default in the compliance of the obligations undertaken by mortgagor, interests on arrears (compensatory and punitive interests) of 8% on an annual basis shall accrue on all the outstanding amounts of the price owed and interests accrued as of the date of default and until compliance of the obligation that was in default and that generates such interests on arrears. NINTH. Foreclosure proceedings. Non-compliance of mortgagor of the payment obligations or any other obligation undertaken due to the purchases described in sections First and Second herein, shall entitle Galicia Warrants S.A. to immediately commence foreclosure proceedings and, at its own opinion, it may select the court foreclosure or the special foreclosure stated in Title V of law 24,441. Mortgagor expressly grants its consent to such effect. If Galicia Warrants S.A. selects the court foreclosure, mortgagor waives the right to file a claim without cause with the court where the complaint has been filed. Galicia Warrants S.A. may request the court-ordered sale of the mortgaged property by the auctioneer appointed by Galicia Warrants S.A. and the amount of the tax value shall be the base price for the sale. If the first auction fails, there shall be a further auction without base price. Mortgagor undertakes to leave and vacate the mortgaged property within a ten-day period as from notice of the seizure and judicial sale order; otherwise, Galicia Warrants S.A. may request an immediate eviction order. It is expressly agreed that in the event Galicia Warrants S.A. or its assignees are purchasers at the auction, they will be exempted from the payment of a down payment and may compensate, in whole or in part, the purchase price with the debt. This debt shall be estimated as of the date on which purchasers shall deposit the outstanding price. Court costs and expenses arising by the non-compliance of mortgagor shall be exclusively borne by mortgagor. The amounts owed due to such situation shall accrue interests as from the issuance date at the rate imposed by Banco de la Nación Argentina for credit transactions of thirty days with a fifty-percent increase. TENTH. All extensions or terms that Galicia Warrants S.A. may grant to mortgagor as well as the payments received in any manner and condition shall not constitute a novation and the mortgage shall continue in full force and effect until the total cancellation of the debt and/or its renewals and interests. Pilagá S.R.L., without any sanction, may prepay in whole or in part the debt guaranteed by this mortgage by serving five-business day prior written notice before the prepayment date. ELEVENTH. All expenses arising from the payment of this mortgage shall be borne by mortgagee and mortgagor on an equal basis. The cancellation shall be preformed before a notary public appointed by mortgagee. TWELFTH. The title instrument of the mortgaged property shall be deposited by mortgagor with Galicia Warrants S.A. within a thirty-day period as from the registration with the pertinent Public Registry. This deposit shall remain until the compliance of the obligation guaranteed by the mortgage. Upon default by mortgagor of the obligations undertaken in the purchases described in sections First and Second of this notarially recorded instrument, mortgagor expressly authorizes Galicia Warrants S.A. to file the title instrument with the pertinent trial court, in compliance with the procedural provisions on measures prior to the auction. THIRTEENTH. The parties are subject to the jurisdiction of the lower courts of the city of Buenos Aires for any dispute that may arise in relation hereto. The domiciles stated in the first paragraph hereof shall be deemed established and all court or out-of-court notices served by the parties shall be deemed valid if served on such domiciles. All the abovementioned domiciles may be modified at any time by serving written notice to the other party. Signed before me, I attest.
[Seal of the certified notary public]